UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported)  June 14, 2007 (June 12, 2007)
                                                   -----------------------------

                               L.B. Foster Company
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             (Exact name of registrant as specified in its charter)


        Pennsylvania                 000-10436                  25-1324733
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 (State or other jurisdiction       (Commission              (I.R.S. Employer
      of incorporation)             File Number)            Identification No.)


415 Holiday Drive, Pittsburgh, Pennsylvania                        15220
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 (Address of principal executive offices)                        (Zip Code)


 Registrant's telephone number, including area code     412-928-3417
                                                        ------------------------


                                      None
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                             (Former name or former
                    address, if changed since last report.)


 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.02

On March 29, 2007, the Registrant executed a Purchase and Sale Agreement (the "Agreement"), as described in Registrant's Form 8-K dated April 3, 2007, under which the Registrant agreed to sell approximately 63.1931 acres of real estate located in Harris County, Texas (the "Real Estate") to R.L.R. Investments, LLC, an Ohio limited liability company ("Purchaser").

Purchaser initially had until May 28, 2007 to determine if the Real Estate was suitable for Purchaser's intended use; the Purchaser, in its sole judgment, could terminate the Agreement without penalty if it determined that the Real Estate was not suitable. Under the May 25, 2007 amendment to the Agreement (as described in Registrant's Form 8-K dated May 31, 2007) the Purchaser was given until June 27, 2007 to determine if the Real Estate was suitable.

On June 12, 2007, the Purchaser notified Registrant that the Real Estate was not suitable for its proposed operations because of potential disputes with neighboring landowners. Accordingly, the Purchaser terminated the Agreement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           L.B. FOSTER COMPANY
                                           -------------------
                                           (Registrant)


Date:  June 14, 2007
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                                           /s/ David J. Russo
                                           ------------------
                                           David J. Russo
                                           Senior Vice President
                                           Chief Financial Officer and Treasurer